UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    November 17, 2007

Dillard's, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-6140	71-0388071
(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Cantrell Road
Little Rock, Arkansas	72201
(Address of Principal Executive Offices)	(Zip Code)

(501) 376-5200
(Registrant's Telephone Number, Including Area Code)

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On November 17, 2007, the Board of Directors of Dillard's, Inc. (the "Company") approved an amendment to the Dillard's, Inc. Corporate Officers Nonqualified Pension Plan (the "Plan").  The Plan provides an annual award at retirement based upon the level of each participant's salary and bonus during his or her tenure as well as the total years of service provided to the Company. Specifically, the award is calculated by multiplying each officer’s years of service by 1.5% and multiplying the result by the average of the highest three years of each officer’s “pension earnings”. Pension earnings are defined as total salary plus total bonus minus the maximum wage base for FICA withholding in that year.

The Plan was amended to comply with the requirements of Internal Revenue Code Section 409A and Department of Treasury regulations promulgated thereunder. In addition, the Plan was amended to provide that the present value of the annual pension benefit determined as of the date of a change in control shall be paid in a lump sum within 60-days of the change in control. All employees with a benefit accrued under the Plan up to the date of the change in control are eligible and no further benefits are paid from the Plan. For persons not yet eligible for early retirement there is a 2½% reduction in the amount of the annual pension benefit for each year or partial year between the person’s 65th birthday and the person’s attained age on the date of the change in control. The lump sum payment is further reduced if necessary to prevent them from becoming “parachute payments” under Internal Revenue Code Section 280G. For this purpose, present value is determined by using the interest rate determined under Internal Revenue Code Section 417(e) for the month of December preceding the calendar year in which the change in control occurs and by using for post-retirement mortality the 1994 Group Annuity Reserving Mortality Table projected to 2002 based on a fixed blend of 50% of the unloaded male mortality rates and 50% of the unloaded female mortality rates. The following table reflects the estimated lump sum pension benefit that the Chief Executive Officer, Chief Financial Officer and the three most highly compensated executive officers of the Company would receive should a change in control occur during the 2007 calendar year:

Name and Principal Position	Lump Sum Payment upon Change in Control

William Dillard, II	$18,938,700
Chief Executive Officer

Alex Dillard	$16,782,010
President

Mike Dillard	$9,912,203
Executive Vice President

Drue Corbusier	$10,041,210
Executive Vice President

James I. Freeman
Senior Vice	$4,493,640
President and Chief Financial Officer

The foregoing description of the amendment to the Plan is qualified in its entirety by reference to the full text of the Plan, as amended, attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03 — Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)
On November 17, 2007, the Board of Directors of the Company amended Section 1 of Article VI of the By-Laws of the Company (the “By-Laws”), effective immediately, to authorize the issuance of uncertificated shares.  The Company approved this amendment in connection with its compliance with the provisions of Section 501.00 of the New York Stock Exchange Listed Company Manual requiring that securities listed on the exchange be eligible for a direct registration system no later than January 1, 2008.

The foregoing description of the amendment of the By-Laws is qualified in its entirety by reference to the full text of the amendment to the By-Laws attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Exhibit Description

3.1	Amendment to By-laws of Dillard's, Inc.

10.1	Amended and Restated Corporate Officers Nonqualified Pension Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DILLARDS, INC.

DATED:	November 21, 2007	By:	/s/ James I. Freeman
James I. Freeman

		Title:	Senior Vice President &
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Amendment to By-laws of Dillard's, Inc.

10.1	Amended and Restated Corporate Officers Nonqualified Pension Plan